SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 27, 2004


                               G&K Services, Inc.
             (Exact name of registrant as specified in its charter)



         Minnesota                      0-4063                  41-0449530
(State or other jurisdiction      (Commission File           (IRS Employer
        of incorporation)              Number)              Identification No.)


            5995 Opus Parkway, Suite 500, Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (952) 912-5500


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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Item 7.           Financial Statements and Exhibits.

                  (c) Exhibits.

                           99.1     Press Release dated January 27, 2004.

Item 12.          Disclosure of Results of Operations and Financial Condition

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the "Commission") solely under Item 12 of Form 8-K, "Results of Operations and Financial Condition."

On January 27, 2004, G&K Services, Inc. issued a press release announcing its financial results for the fiscal quarter ended December 27, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The press release contains certain non-GAAP financial measures, including the organic industrial rental growth rate and free cash flow. The organic industrial rental growth rate is calculated using industrial rental revenue adjusted for foreign currency exchange rate differences and revenue from newly acquired locations compared to prior-period results. Management believes that by eliminating the impact of the U.S.-Canadian exchange rate and the effects of the Company's recent business acquisitions, the organic industrial rental growth rate better reflects the growth of our existing industrial business and is therefore useful in analyzing the financial condition of the Company and the results of its operations. Free cash flow is cash provided by operating activities less capital expenditures. Management believes that this is an important financial measure because it indicates the Company's ability to expand, acquire additional business, pursue debt reduction and pay dividends.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                G&K SERVICES, INC.
                                (Registrant)



Date: January 27, 2004          By:  /s/ Jeffrey L. Wright
                                     -------------------------------------------
                                   Name: Jeffrey L. Wright
                                  Title: Chief Financial Officer and Secretary

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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

99.1                       Press Release dated January 27, 2004


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